Form 4 Joint Filer Information

Exhibit 99

Name:
CTI Limited

Address:
c/o Creative Technology Ltd.
31 International Business Park
Creative Resource
Singapore 609921

Designated Filer:
Creative Technology Ltd.

Issuer & Ticker Symbol:
SigmaTel, Inc. (SGTL)

Date of Event
Requiring Statement:

9/24/2003

Signature
By: /s/ Ng Keh Long
Name: Ng Keh Long
Title: President

Name:
CTI II Limited

Address:
c/o Creative Technology Ltd.
31 International Business Park
Creative Resource
Singapore 609921

Designated Filer:
Creative Technology Ltd.

Issuer & Ticker Symbol:
SigmaTel, Inc. (SGTL)

Date of Event
Requiring Statement:

9/24/2003

Signature:
By: /s/ Ng Keh Long
Name: Ng Keh Long
Title: President